SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

February 11, 2003

Date of Report (Date of earliest event reported)

CORIO, INC.

(Exact name of Registrant as specified in its charter)

Delaware

(State of other jurisdiction of incorporation)

000-31003	77-0492528

(Commission File)	(IRS Employer Identification Number)

959 Skyway Road, Suite 100

San Carlos, CA 94070

(650) 232-3000

(Address of Principal Executive Offices)

(Former name or former address, if changed since last report)

ITEM 5.    OTHER EVENTS

In a press release dated January 30, 2003, The Nasdaq Stock Market, Inc. proposed a rule change that would allow National Market issuers such as Corio, Inc. (“Corio”) a considerably lengthened “grace period” to regain compliance with the $1.00 minimum bid price continued listing requirement after receiving notice of a minimum bid price deficiency. At the special meeting of the stockholders of Corio to be held on February 12, 2003, the only proposal scheduled to be voted upon by Corio’s stockholders is that relating to the approval of a series of amendments to Corio’s amended and restated certificate of incorporation to effect a reverse stock split in order for Corio to come into compliance with the minimum bid price requirement. In light of the proposed rule change, Corio intends to adjourn the special meeting until Wednesday, March 12, 2003 at 10:00 a.m., local time, at Corio’s offices at 959 Skyway Road, Suite 100, San Carlos, California 94070, pending final resolution of the proposed rule change. If the proposed rule change becomes effective prior to Wednesday, March 12, 2003, Corio anticipates that it will cancel the special meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORIO, INC.

Date: February 11, 2003	By:	/S/ GEORGE KADIFA

George Kadifa Chief Executive Officer